                                                               EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (333-36463) of our report dated February 8, 1996 relating to the financial statements of The Re-Print Corporation for the years ended December 31, 1995 and 1994 which report appears in the Annual Report on Form 10-K/A of U.S. Office Products Company for the year ended April 26, 1997.


                                                /s/ BDO SEIDMAN, LLP

                                                BDO Seidman, LLP



Atlanta, Georgia
November 18, 1997